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                                                                     EXHIBIT 2.5

                                VOTING AGREEMENT

      This Voting Agreement (this "AGREEMENT") is made and entered into as of September 30, 2004 by and among VENTURI PARTNERS, INC., a Delaware corporation (the "COMPANY"), and MatlinPatterson Global Opportunities Partners, L.P. (the "Stockholder")

                             PRELIMINARY STATEMENTS

      The Company, VTP, Inc., Venturi Technology Partners, LLC, Comsys Information Technology Services, Inc., Comsys Holding, Inc. and certain stockholders of Comsys Holding, Inc. have entered into an Agreement and Plan of Merger dated as of July 19, 2004 (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, VTP, Inc. will be merged with and into Comsys Holding, Inc. and Comsys Holding, Inc. will be the surviving entity (the "MERGER").

      As a condition to the consummation of the transactions contemplated by the Merger Agreement, Comsys Holding, Inc. has required that the Company and the Stockholder, and the Company and the Stockholder are willing to, enter into this voting agreement with respect to nominations to the board of directors of the Company at and after the effectiveness of the Merger.

      Capitalized terms used but not defined herein have the meanings given in the Merger Agreement.

      Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                             STATEMENT OF AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1. Definitions.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

      "AGREEMENT" has the meaning given in the preamble to this Agreement.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "COMMON STOCK" means the common stock of the Company now or hereafter authorized to be issued.

      "COMPANY" has the meaning given in the preamble to this Agreement.

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      "DIRECTOR" means a member of the Board of Directors.

      "MERGER" has the meaning given in the preliminary statements to this Agreement.

      "MERGER AGREEMENT" has the meaning given in the preliminary statements to this Agreement.

      "NOMINATING COMMITTEE" means the Nominating Committee of the Board of Directors established pursuant to and in accordance with the Bylaws of the Company as in effect from time to time.

      "SHARES" means shares of Common Stock.

      "SPECIAL VOTING PERIOD" means the period commencing immediately after the Effective Time (as defined in the Certificate of Incorporation) and ending on the third anniversary of the Effective Time.

      "STOCKHOLDER" means MatlinPatterson Global Opportunities Partners, L.P.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows: The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

      Section 2.2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

            (a) Authority. The Stockholder has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, and the consummation by the Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership or limited liability company

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action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby by the Stockholder does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Stockholder or any material agreement to which the Stockholder is a party.

            (b) Shares. As of the Effective Time, the Stockholder is the record and beneficial owner of the number of Shares set forth across from such Stockholder's name on Schedule 2.2(b).

                                  ARTICLE III
                    VOTING OF SHARES; CERTAIN COMPANY ACTIONS

      Section 3.1. Voting of Shares; Company Actions.

            (a) From and after the date hereof and until the termination of the Special Voting Period, the Stockholder shall vote all Shares owned or controlled by such Stockholder, and shall take all other necessary or desirable actions within such Stockholder's control (including, if permitted, attendance at meetings in person or by proxy for purposes of obtaining a quorum and, if permitted, execution of written consents in lieu of meetings), so that the nominees recommended by the Nominating Committee for election to the Board of Directors are elected to serve on the Board of Directors, and to otherwise effectuate the provisions of this Agreement.

            (b) From and after the date hereof, the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings) to effectuate the provisions of this Agreement.

      Section 3.2. Termination of Voting Obligations. From and after the termination of the Special Voting Period, the provisions of Section 3.1 shall terminate and be of no further force or effect, and the Stockholder shall thereafter have no obligation under this Agreement with respect to (i) the voting of any of its shares of Common Stock or (ii) the taking of any actions described in Section 3.1 with respect to the composition of the Board of Directors.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

      Section 4.1. Entire Agreement. This Agreement, together with the Schedule hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the

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parties, written or oral, to the extent they relate in any way to the subject matter hereof. There are no third party beneficiaries having rights under or with respect to this Agreement.

      Section 4.2. Assignment. Except as provided in this Section 4.2 and in
Section 4.3, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, the Stockholder may, without the consent of the Company, assign its rights and obligations hereunder to an Affiliate in connection with the sale or other transfer to such Affiliate of shares of such Stockholder's Common Stock.

      Section 4.3. Transfers of Shares. Except as set forth in Section 4.2, any transfer of shares of Common Stock by the Stockholder (other than to an Affiliate of such Stockholder or to a party to this Agreement) will be free and clear of any and all rights and obligations under this Agreement.

      Section 4.4. Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

               If to the  Stockholder:

               MatlinPatterson Global Opportunities Partners, L.P. c/o MatlinPatterson Global Advisors
               520 Madison Avenue
               New York, NY10022-4213
               Attention: Christopher Pechock
               Facsimile: 212-651-4010

               If to the Company:

               COMSYS IT Partners, Inc.
               4400 Post Oak Parkway
               Suite 1800
               Houston, Texas  77027
               Attention: General Counsel
               Facsimile: 713-386-1504

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               with a copy (which will not constitute notice) to:

               Akin Gump Strauss Hauer & Feld LLP
               1700 Pacific Avenue, Ste. 4100
               Dallas, TX 75201
               Attention: Seth R. Molay, P.C.
               Facsimile: 214-969-4343

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

      Section 4.5. Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

      Section 4.6. Submission to Jurisdiction; No Jury Trial.

            (a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

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            (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE
THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS
SECTION 4.6(b).

      Section 4.7. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      Section 4.8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles or conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural laws of any other jurisdiction and, as applicable the federal laws of the United States.

      Section 4.9. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

      Section 4.10. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor

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shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

      Section 4.11. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

      Section 4.12. Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

      Section 4.13. Counterparts; Effectiveness. This Agreement may be executed in two counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

      Section 4.14. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

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      Section 4.15. Confidentiality. No party to this Agreement, nor any of their respective Affiliates, employees, agents or representatives, shall disclose to any third party any information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement without the prior written consent of the Company; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information.

      Section 4.16. Termination. This Agreement shall terminate at the end of the Special Voting Period.

      Section 4.17. Effective Time. Notwithstanding anything herein to the contrary, this Agreement shall become effective at the Effective Time of the Merger, and the representations and warranties contained herein shall be deemed made as of the Effective Time.

                            [SIGNATURE PAGES FOLLOW]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date stated in the introductory paragraph of this Agreement.

                            VENTURI PARTNERS, INC.

                            By: /s/ Ken R. Bramlett, Jr.
                            Name: Ken R. Bramlett, Jr.
                            Title:  Senior Vice President/General Counsel

                            THE STOCKHOLDER:

                            MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P.

                            By: /s/ Lawrence M. Teitelbaum
                            Name: Lawrence M. Teitelbaum
                            Title: Chief Financial Officer
                            Address: 520 Madison Avenue, 35th Floor
                                     New York, NY  10022

                      [Signature Page to Voting Agreement]

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                                 SCHEDULE 2.2(b)

                               Stockholder Shares

              STOCKHOLDER                                               SHARES
              -----------                                               ------
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P.                    1,384,331